Exhibit 1.01

Conflict Minerals Report of Sequans Communications S.A.
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934
This is the Conflict Minerals Report of Sequans Communications S.A. (“Sequans” or the “Company”) for calendar year 2017 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.
Sequans Communications S.A. is a leader in fabless semiconductor business and a developer and supplier of integrated circuits supporting single-mode LTE chipset solutions and certain system-in-package modules.
Due Diligence (Instructions 1.01(c)(1))

Overview: Conflict minerals are necessary to the functionality or production of semiconductor and module products that Sequans contracts to be manufactured (“In-Scope Products”). For calendar year 2017, Sequans completed due diligence that encompassed:

•
establishing the extent to which gold, columbite-tantalite (coltan), cassiterite or wolframite, including their derivatives tantalum, tin, and tungsten ("3TG") are present in some or all of its products.

•
a reasonable country of origin inquiry (“RCOI”) regarding conflict minerals in the In-Scope Products that was reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•	measures to exercise due diligence on the source and chain of custody of those conflict minerals.
The Company’s due diligence exercise was based on the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Central elements of our due diligence exercise included:

•	Maintenance of an internal Sequans team to execute the exercise, including the Quality Assurance Director, CFO, other members of the Company's Risk Committee and external specialists, as required;

•
The continuing development of a conflict minerals policy and processes designed to assure initial and continuing compliance with Rule 13p-1. Our processes are designed to respond to current, and new, risks in the supply chain;

•	Identification of the In-Scope Products;

•	Identification of suppliers of the In-Scope Products; and

•	Completion of a survey of those suppliers.

To strengthen the above elements, additional personnel were made aware, in more detail, of the requirements of the legislation, Sequans’ policies and the necessary due diligence and processes. Following staff changes, compliance work is managed by a combination of employees and an external specialized contractor. Sequans plans to hire more staff, including someone who will bring compliance activity fully in-house. In addition, Sequans is aware that the European Union is implementing Conflict Minerals related legislation, which comes into force on January 1st, 2021. At present, the EU advises that “those operating beyond the metal stage do not have obligations under the regulation; but they are expected to use reporting and other tools to make their due diligence more transparent, including, for many large companies, those in the non-financial reporting directive.”1

Although the SEC does not directly concern itself with EU policy, we are taking actions to ensure that we continue a proactive approach to controlling the sources and chain of custody of 3TG in our supply network.
Work with Suppliers: Sequans is several levels removed from the actual mining of conflict minerals. The Company does not make purchases of raw ore or unrefined conflict minerals and generally makes no purchases in the Covered Countries.
Sequans adopted the Responsible Business Alliance and Global e-Sustainability Initiative’s (“RBA/GeSI”) Conflict Minerals Reporting template (the “Template”) in 2012 and continues using the Template. Sequans and suppliers used CMRT version 5.10 for the compilation of this report. The Company worked with direct suppliers of materials containing conflict minerals, using the Template as a supply chain survey, to identify the smelters and refiners ("SOR") that provide those conflict minerals to our suppliers. Initial work and enquiries in respect of calendar year 2017 commenced during the fourth calendar quarter of 2017 and continue to date. Upon determination that all our products do, or might, contain 3TG, Sequans asked all direct suppliers of materials for such products and related services to complete the Template or provide declarations regarding their use and the sources of 3TG. All suppliers responded. Sequans maintained communications with all suppliers in its efforts to ensure that valid, up-to-date information was used to complete this report and to comply with Sequans' obligations. If any inconsistencies were identified, Sequans requested clarification from the suppliers concerned. Based on suppliers’ responses, Sequans was able to determine the country of origin of the conflict minerals used in some but not all the In-Scope Products.
In this context Sequans notes that, due to the increasing uptake of the Responsible Minerals Initiative (RMI) Responsible Minerals Assurance Program (RMAP), and to changes in the detail of reporting downstream from SOR's, it is becoming less common to receive mine location information. Knowledge of mine location is integral to the auditing and certification of SOR's.
Sequans compared the SOR's identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the RBA/GeSI RMAP/RMI program for conflict minerals, during the reporting period. Fully compliant SOR’s were validated against the list issued by the RMAP on January 21st, 2018.
Sequans has determined in good faith that for calendar year 2017 its conflict minerals status is uncertain. Sequans makes this determination due to a lack of information from some of its suppliers.
_________________________
1Source: http://ec.europa.eu/trade/policy/in-focus/conflict-minerals-regulation/regulation-explained/#regulation-when

Product Description and Related Matters (Instructions 1.01(c)(2))

Description of In-Scope Products: The In-Scope Products are integrated circuits (semiconductors) supporting single-mode LTE chipset solutions and certain system-in-package modules.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Sequans has identified in its supply chain:
147 facilities for the SOR of Gold. 110 are fully RMI compliant, active, or being re-audited.
42 facilities for the SOR of Tantalum. 41 are fully RMI compliant.
78 facilities for the SOR of Tin. 71 are fully RMI compliant, active or being re-audited.
46 facilities for the SOR of Tungsten. 43 are fully RMI compliant, active or being re-audited.

This is the list of SOR’s which have been reported to Sequans:-

Smelter Identification Number	Metal	Smelter name
CID000015	Gold	Advanced Chemical Company
CID000019	Gold	Aida Chemical Industries Co., Ltd.
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao
CID000077	Gold	Argor-Heraeus S.A.
CID000082	Gold	Asahi Pretec Corp.
CID000090	Gold	Asaka Riken Co., Ltd.
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
CID000113	Gold	Aurubis AG
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000157	Gold	Boliden AB
CID000176	Gold	C. Hafner GmbH + Co. KG
CID000180	Gold	Caridad
CID000185	Gold	CCR Refinery - Glencore Canada Corporation
CID000189	Gold	Cendres + Metaux S.A.
CID000197	Gold	Yunnan Copper Industry Co., Ltd.
CID000233	Gold	Chimet S.p.A.
CID000264	Gold	Chugai Mining
CID000328	Gold	Daejin Indus Co., Ltd.
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.
CID000359	Gold	DSC (Do Sung Corporation)
CID000362	Gold	DODUCO Contacts and Refining GmbH
CID000401	Gold	Dowa
CID000425	Gold	Eco-System Recycling Co., Ltd.
CID000493	Gold	OJSC Novosibirsk Refinery
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
CID000689	Gold	HeeSung Metal Ltd.
CID000694	Gold	Heimerle + Meule GmbH
CID000707	Gold	Heraeus Metals Hong Kong Ltd.
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG

CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.
CID000778	Gold	HwaSeong CJ CO., LTD.
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.
CID000814	Gold	Istanbul Gold Refinery
CID000823	Gold	Japan Mint
CID000855	Gold	Jiangxi Copper Co., Ltd.
CID000920	Gold	Asahi Refining USA Inc.
CID000924	Gold	Asahi Refining Canada Ltd.
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
CID000929	Gold	JSC Uralelectromed
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.
CID000956	Gold	Kazakhmys Smelting LLC
CID000957	Gold	Kazzinc
CID000969	Gold	Kennecott Utah Copper LLC
CID000981	Gold	Kojima Chemicals Co., Ltd.
CID001029	Gold	Kyrgyzaltyn JSC
CID001032	Gold	L'azurde Company For Jewelry
CID001056	Gold	Lingbao Gold Co., Ltd.
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
CID001078	Gold	LS-NIKKO Copper Inc.
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
CID001113	Gold	Materion
CID001119	Gold	Matsuda Sangyo Co., Ltd.
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.
CID001153	Gold	Metalor Technologies S.A.
CID001157	Gold	Metalor USA Refining Corporation
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
CID001188	Gold	Mitsubishi Materials Corporation
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.
CID001204	Gold	Moscow Special Alloys Processing Plant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
CID001236	Gold	Navoi Mining and Metallurgical Combinat
CID001259	Gold	Nihon Material Co., Ltd.
CID001322	Gold	Elemetal Refining, LLC
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
CID001352	Gold	PAMP S.A.
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals
CID001397	Gold	PT Aneka Tambang (Persero) Tbk
CID001498	Gold	PX Precinox S.A.
CID001512	Gold	Rand Refinery (Pty) Ltd.
CID001534	Gold	Royal Canadian Mint
CID001546	Gold	Sabin Metal Corp.
CID001555	Gold	Samduck Precious Metals
CID001562	Gold	Samwon Metals Corp.

CID001573	Gold	Schone Edelmetaal B.V.
CID001585	Gold	SEMPSA Joyeria Plateria S.A.
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.
CID001754	Gold	So Accurate Group, Inc.
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001761	Gold	Solar Applied Materials Technology Corp.
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.
CID001938	Gold	Tokuriki Honten Co., Ltd.
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.
CID001955	Gold	Torecom
CID001977	Gold	Umicore Brasil Ltda.
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining
CID001993	Gold	United Precious Metal Refining, Inc.
CID002003	Gold	Valcambi S.A.
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)
CID002100	Gold	Yamakin Co., Ltd.
CID002129	Gold	Yokohama Metal Co., Ltd.
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
CID002282	Gold	Morris and Watson
CID002290	Gold	SAFINA A.S.
CID002312	Gold	Guangdong Jinding Gold Limited
CID002314	Gold	Umicore Precious Metals Thailand
CID002459	Gold	Geib Refining Corporation
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.
CID002510	Gold	Republic Metals Corporation
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna
CID002515	Gold	Fidelity Printers and Refiners Ltd.
CID002516	Gold	Singway Technology Co., Ltd.
CID002560	Gold	Al Etihad Gold LLC
CID002561	Gold	Emirates Gold DMCC
CID002563	Gold	Kaloti Precious Metals
CID002567	Gold	Sudan Gold Refinery
CID002580	Gold	T.C.A S.p.A
CID002582	Gold	Remondis Argentia B.V.
CID002587	Gold	Tony Goetz NV
CID002605	Gold	Korea Zinc Co., Ltd.
CID002606	Gold	Marsam Metals
CID002615	Gold	TOO Tau-Ken-Altyn
CID002708	Gold	Abington Reldan Metals, LLC
CID002761	Gold	SAAMP
CID002762	Gold	L'Orfebre S.A.
CID002765	Gold	Italpreziosi
CID002777	Gold	SAXONIA Edelmetalle GmbH
CID002778	Gold	WIELAND Edelmetalle GmbH

CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
CID002850	Gold	AU Traders and Refiners
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.
CID002853	Gold	Sai Refinery
CID002854	Gold	Universal Precious Metals Refining Zambia
CID002857	Gold	Modeltech Sdn Bhd
CID002863	Gold	Bangalore Refinery
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO
CID002866	Gold	Morris and Watson Gold Coast
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH
CID002872	Gold	Pease & Curren
CID002918	Gold	SungEel HiMetal Co., Ltd.
CID002919	Gold	Planta Recuperadora de Metales SpA
CID002973	Gold	Safimet S.p.A
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
CID000410	Tantalum	Duoluoshan
CID000456	Tantalum	Exotech Inc.
CID000460	Tantalum	F&X Electro-Materials Ltd.
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID000917	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.
CID001076	Tantalum	LSM Brasil S.A.
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.
CID001175	Tantalum	Mineracao Taboca S.A.
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.
CID001200	Tantalum	NPM Silmet AS
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
CID001508	Tantalum	QuantumClean
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
CID001769	Tantalum	Solikamsk Magnesium Works OAO
CID001869	Tantalum	Taki Chemical Co., Ltd.
CID001891	Tantalum	Telex Metals
CID001969	Tantalum	Ulba Metallurgical Plant JSC
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002504	Tantalum	D Block Metals, LLC
CID002505	Tantalum	FIR Metals & Resource Ltd.
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
CID002539	Tantalum	KEMET Blue Metals
CID002544	Tantalum	H.C. Starck Co., Ltd.
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH
CID002548	Tantalum	H.C. Starck Inc.
CID002549	Tantalum	H.C. Starck Ltd.

CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG
CID002557	Tantalum	Global Advanced Metals Boyertown
CID002558	Tantalum	Global Advanced Metals Aizu
CID002568	Tantalum	KEMET Blue Powder
CID002707	Tantalum	Resind Industria e Comercio Ltda.
CID002842	Tantalum	Jiangxi Tuohong New Raw Material
CID002847	Tantalum	Power Resources Ltd.
CID000092	Tantalum	Asaka Riken Co., Ltd.
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.
CID000292	Tin	Alpha
CID000306	Tin	CV Gita Pesona
CID000309	Tin	PT Aries Kencana Sejahtera
CID000313	Tin	CV Serumpun Sebalai
CID000315	Tin	CV United Smelting
CID000402	Tin	Dowa
CID000438	Tin	EM Vinto
CID000448	Tin	Estanho de Rondonia S.A.
CID000468	Tin	Fenix Metals
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC
CID001070	Tin	China Tin Group Co., Ltd.
CID001105	Tin	Malaysia Smelting Corporation (MSC)
CID001142	Tin	Metallic Resources, Inc.
CID001173	Tin	Mineracao Taboca S.A.
CID001182	Tin	Minsur
CID001191	Tin	Mitsubishi Materials Corporation
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.
CID001337	Tin	Operaciones Metalurgical S.A.
CID001399	Tin	PT Artha Cipta Langgeng
CID001402	Tin	PT Babel Inti Perkasa
CID001419	Tin	PT Bangka Tin Industry
CID001421	Tin	PT Belitung Industri Sejahtera
CID001428	Tin	PT Bukit Timah
CID001434	Tin	PT DS Jaya Abadi
CID001438	Tin	PT Eunindo Usaha Mandiri
CID001448	Tin	PT Karimun Mining
CID001453	Tin	PT Mitra Stania Prima
CID001457	Tin	PT Panca Mega Persada
CID001458	Tin	PT Prima Timah Utama
CID001460	Tin	PT Refined Bangka Tin
CID001463	Tin	PT Sariwiguna Binasentosa
CID001468	Tin	PT Stanindo Inti Perkasa
CID001471	Tin	PT Sumber Jaya Indah
CID001477	Tin	PT Timah (Persero) Tbk Kundur
CID001482	Tin	PT Timah (Persero) Tbk Mentok
CID001490	Tin	PT Tinindo Inter Nusa

CID001493	Tin	PT Tommy Utama
CID001539	Tin	Rui Da Hung
CID001758	Tin	Soft Metais Ltda.
CID001898	Tin	Thaisarco
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
CID002180	Tin	Yunnan Tin Company Limited
CID002455	Tin	CV Venus Inti Perkasa
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.
CID002500	Tin	Melt Metais e Ligas S.A.
CID002503	Tin	PT ATD Makmur Mandiri Jaya
CID002517	Tin	O.M. Manufacturing Philippines, Inc.
CID002530	Tin	PT Inti Stania Prima
CID002570	Tin	CV Ayi Jaya
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
CID002592	Tin	CV Dua Sekawan
CID002593	Tin	CV Tiga Sekawan
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company
CID002706	Tin	Resind Industria e Comercio Ltda.
CID002756	Tin	Super Ligas
CID002757	Tin	PT O.M. Indonesia
CID002773	Tin	Metallo Belgium N.V.
CID002774	Tin	Metallo Spain S.L.U.
CID002776	Tin	PT Bangka Prima Tin
CID002816	Tin	PT Sukses Inti Makmur
CID002829	Tin	PT Kijang Jaya Mandiri
CID002835	Tin	PT Menara Cipta Mulia
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant
CID002858	Tin	Modeltech Sdn Bhd
CID002859	Tin	Gejiu Jinye Mineral Company
CID002870	Tin	PT Lautan Harmonis Sejahtera
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.
CID000105	Tungsten	Kennametal Huntsville
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.
CID000568	Tungsten	Global Tungsten & Powders Corp.
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID000825	Tungsten	Japan New Metals Co., Ltd.
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
CID000966	Tungsten	Kennametal Fallon
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
CID002044	Tungsten	Wolfram Bergbau und Hutten AG

CID002082	Tungsten	Xiamen Tungsten Co., Ltd.
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
CID002541	Tungsten	H.C. Starck Tungsten GmbH
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID002589	Tungsten	Niagara Refining LLC
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
CID002649	Tungsten	Hydrometallurg, JSC
CID002724	Tungsten	Unecha Refractory metals plant
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002833	Tungsten	ACL Metais Eireli
CID002843	Tungsten	Woltech Korea Co., Ltd.
CID002845	Tungsten	Moliren Ltd.
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.

More complete details are posted to the publicly available Internet site www.sequans.com (follow the http://www.sequans.com/investors/corporate-governance/ link) upon the filing of the Form SD. Note that this information may be updated and is therefore not limited to this reporting period.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Mines have been identified in the following countries as being sources of 3TG used in In-Scope Products;

Australia,     Bolivia,    Brazil,        Burundi,    Canada,    PR China,    DRC,
Ethiopia,    Germany,    Guyana,    India,        Indonesia,    Japan,
Kazakhstan,    Malaysia,    Mozambique,    Namibia,    Nigeria,    Peru
Russian Federation,        Rwanda,    Sierra Leone,    Suriname,    Thailand,    USA,
Zimbabwe.

In addition, certain suppliers have indicated sources in “Level 1, Level 2 and or Level 3”2 countries, not specifically identifying the countries.

Information About Efforts to Determine Mine or Location of Origin: The description of our due diligence exercise set forth above under the heading “Due Diligence” covers Sequans’ efforts to determine the mine or location of origin with the greatest possible specificity.

_____________________________

2 Classification of countries is based on the Responsible Minerals Initiative (RMI) Responsible Minerals Assurance Process (RMAP) Chain Transparency Smelter Audit Protocol for Tungsten (Annex 1 “Materials Classifications”).
Level 1 countries are defined as “countries with known active tungsten ore production that are not identified as conflict regions or plausible areas of smuggling”.
Level 2 countries are defined as “countries with known or plausible countries for the smuggling, export or transit of tungsten containing minerals out of conflict affected regions (Kenya, Mozambique, South Africa)”.
Level 3 countries are defined as “countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict affected regions currently defined as the DRC and its nine adjoining countries (Angola, Burundi, Central African Republic, Democratic Republic of the Congo (DRC), Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia)". These are also commonly referred to as "covered countries”. The definition of "Level 3" is expanded to include:

•	A country where 3TG material is mined in a Conflict-affected and high-risk area (CAHRA) as defined by the mineral origin and/or supplier red flags of the OECD Due Diligence Guide:

◦	The minerals originate from or have been transported via a CAHRA (as defined by the OECD).

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The minerals are claimed to originate from a country that has limited known reserves, likely resources, or expected production levels of the mineral in question (i.e., the declared volumes of mineral from that country are out of keeping with its known reserves or expected production levels).

◦	The minerals are claimed to originate from a country where materials from CAHRAs areas are known to transit, legally or illegally.

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The company’s suppliers or other known upstream companies have shareholder or other interests in companies that supply minerals from or operate in one of the above-mentioned red flag locations of mineral origin and transit.

◦	The company’s suppliers’ and/or other upstream companies are known to have sourced minerals from a red flag location of mineral origin and transit in the last 12 months.